Exhibit 3.15

BARBADOS

THE COMPANIES ACT OF BARBADOS

BY-LAW NO. 1

A By-Law relating generally to the conduct of the affairs of

BRP (BARBADOS) INC.

BE IT ENACTED as the by-laws of BRP (BARBADOS) INC., (hereinafter called the “Company”) as follows:

1.	INTERPRETATION

1.1. In this By-Law and all other by-laws of the Company, unless the context otherwise requires:

“Act”	means the Companies Act, Cap. 308 of the laws of Barbados as from time to time amended and every statute substituted therefor; and in the case of such amendment or substitution, any references in the by-laws of the Company to provisions of the Act or to specific provisions of the Act, shall be read as references to the provisions as amended or substituted therefor in the amendment or the new statute or statutes;

“Articles”	means the Articles of Incorporation of the Company as may be amended, restated or revived from time to time;

“By-Law”	means this general By-Law No. 1, as from time to time amended and every general By-Law substituted therefor as the same consolidates the all or any of the by-laws of the Company from time to time in force;

“by-law”	mean any by-law, or other rule or regulation with regard to the administration of the affairs of the Company having the force of a by-law in accordance with the Act, from time to time in force;

“Regulations”	means the Companies Regulations made under the Act, and all regulations substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the provisions substituted therefor in the new regulations;

“Shareholders Agreement”	means a unanimous shareholder agreement in accordance with section 133 of the Act, between the Company and each of the shareholders of the Company, and binding on all the parties thereto.

1.2. The word “person” includes individuals, companies, bodies corporate, limited liability companies, societies with restricted liability, partnerships (whether limited or general), firms, syndicates, joint ventures, trusts, un-incorporated associations, governmental authorities and agencies, and any legal entity or any other association of persons; and the word “individual” means a natural person.

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1.3. All terms contained in the by-laws and not specifically defined, shall have the meanings given to such terms in the Act or the Regulations, as such terms may be qualified, amended or substituted in the Articles or the Shareholders Agreement. Terms defined elsewhere in this By-Law, unless otherwise indicated, shall have such meaning in every by-law herein.

1.4. Unless the context clearly requires otherwise, the words “hereof’ “herein” and “hereunder” and words of similar import, when used in this By-Law, shall refer to this By-Law as a whole and not to any particular by-law provision; wherever the word “include” “includes” or “including” is used in any by-law provision, it shall be deemed to be followed by the words “without limitation” unless clearly indicated otherwise, or required by the Act, the Regulations, the Articles or the Shareholders Agreement.

1.5. The singular includes the plural and the plural includes the singular; and the masculine gender includes the feminine and neuter genders.

1.6. The division of this By-Law into sections, clauses, articles and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.	REGISTERED OFFICE

2.1. The registered office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

3.	SEAL

3.1. COMMON SEAL: The common seal of the Company shall be such as the directors may by resolution from time to time adopt.

3.1.1 OFFICIAL SEAL: The Company may have one or more official seals for use in any country other than Barbados or for use in any district or place not situated in Barbados. Each official seal must be a facsimile of the common seal of the Company, with the addition on its face of every country, district or place where that official seal is to be used.

3.1.2 The Company may by an instrument in writing under its common seal, authorise any person (appointed by resolution of directors for that purpose) to affix an official seal of the Company to any document to which the Company is a party in the country, district or place where that official seal is designated for use.

3.1.3 The person who affixes an official seal of the Company to any document shall by writing under his hand, certify on that document the date on which, and the place at which, the official seal is affixed.

4.	DIRECTORS

4.1. NUMBER: There shall be a minimum of 1 and a maximum of 10 directors of the Company.

4.2. ELECTION: Directors shall be elected by the shareholders on a show of hands unless a poll is demanded in which case such election shall be by poll.

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4.3. TENURE: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following but he shall be eligible for re-election if qualified.

4.3.1 A director shall cease to be a director:

(a)	if he becomes bankrupt or compounds with his creditors or is declared insolvent;

(b)	if he is found to be of unsound mind; or

(c)	if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice, whichever is later.

4.3.2 The shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

5.	POWERS OF DIRECTORS

5.1. GENERAL: Subject to a Shareholders Agreement, the business and affairs of the Company shall be managed by the directors.

5.2. BORROWING POWERS: The directors may from time to time:

(a)	borrow money upon the credit of the Company;

(b)	issue, reissue, sell or pledge debentures of the Company;

(c)	subject to section 53 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)	mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2.1 The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by by-law 5.2 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

5.2.2 The powers conferred by by-law 5.2 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

5.3. COMMITTEE OF DIRECTORS: The directors may appoint from among their number a committee of directors, subject to the Act, the Articles the Regulations and by-law 5.4 hereof, to be vested with such powers, authorities and discretions as the Board of Directors may from time to time determine.

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5.4. DELEGATION OF POWERS: The directors may delegate to any director, officer, or committee of directors, any of the powers of the directors except:

(a)	the submission to the shareholders of any question or matter requiring the approval of the shareholders;

(b)	the filling a vacancy among the directors (except a vacancy resulting from an increase in the number or minimum number of directors, or from a failure to elect the minimum number of directors required by the Articles);

(c)	the filling of a vacancy in the office of auditor;

(d)	the issue of shares;

(e)	the declaration of a dividend;

(f)	the purchase, redemption or other acquisition of shares issued by the Company;

(g)	the payment of a commission to any person in consideration for the purchase or the agreement to purchase any shares of the Company;

(h)	the approval of a management proxy circular;

(i)	the approval of the financial statements of the Company; and

(j)	the adoption, amendment or repeal of any by-laws of the Company.

6.	MEETINGS OF DIRECTORS

6.1. PLACE OF MEETING: Meetings of the directors and of any committee of the directors may be held within Barbados only.

6.2. NOTICE: A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorised by any director.

6.2.1 Except for a meeting called for the transaction of the following business:

(a)	the submission to the shareholders of any question or matter requiring the approval of the shareholders;

(b)	the filling of a vacancy among the directors or in the office of auditor;

(c)	the issue of shares;

(d)	the declaration of a dividend;

(e)	the purchase, redemption or other acquisition of shares issued by the Company;

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(f)	the payment of a commission to any person in consideration for the purchase or the agreement to purchase any shares of the Company;

(g)	the approval of a management proxy circular;

(h)	the approval of the financial statements of the Company; and

(i)	the adoption, amendment or repeal of any by-laws of the Company;

the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in by-law 18.1 not less than two (2) days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2.2 It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

6.3. QUORUM: A majority of directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.4. A meeting of directors or of any committee of the directors may be held by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting. A meeting of directors or of any committee of the directors held by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other, shall be deemed to be held at the place where the chairman of the meeting is located.

6.5. VOTING: Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting, in addition to his original vote, shall have a second or casting vote.

6.6. ALTERNATE DIRECTOR: In addition to the power vested in the shareholders under section 66.1 of the Act, a director (not being an alternate director appointed under section 66.1 of the Act), may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present or by the by-laws deemed not to be present. A duly certified copy of the document whereby any such appointment is made shall be filed with the Company before any such individual acts as alternate as aforesaid. A director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him.

6.6.1 Except for an alternate who is a director of the Company, every appointment of an alternate shall be confirmed by the meeting of the Board of Directors for which he is appointed. Valid confirmation at the meeting of the Board of Directors shall be given, provided that no director then present records his objection to appointment of such person as an alternate. In the event that any directors present at any

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meeting records his objection to the appointment of a person appointed as the alternate of a director, the Chairman of the meeting, shall adjourn the meeting for a period of not less than two (2) days. The Secretary shall immediately thereupon give notice of the objection to the director who appointed the alternate.

6.6.2 Every alternate appointed under by-law 6.6 shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote.

6.7. CORPORATE REPRESENTATIVE: A person who is a director of the Company but who is not an individual, shall by such procedure as may be appropriate for the management of the business and affairs of such person appoint an individual to act as such person’s representative as a director of the Company with power to exercise all of the powers of a director of the Company. The person appointing any such individual shall remain fully liable as a director of the Company notwithstanding any such appointment. A duly certified copy of the resolution or document whereby any such appointment is made shall be filed with the Company before any such individual acts as representative as aforesaid. Any person appointing an individual under the provisions of this by-law may from time to time revoke the appointment of any such individual and appoint another in his place or stead.

6.8. RESOLUTION IN LIEU OF MEETING: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or any committee of the directors is valid as if passed at a meeting of the directors or any committee of the directors.

7.	REMUNERATION OF DIRECTORS

7.1. The remuneration to be paid to any of the directors shall be such as the directors may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may also award special remuneration to any director undertaking any special services on the Company’s behalf other than the duties ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Company.

8.	APPROVAL OF TRANSACTIONS BY SHAREHOLDERS

8.1.1 The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same.

8.1.2 Where a director votes in a resolution of directors approving, ratifying or confirming any contract, act or transaction, in which that director is a party, or a director or officer or has a material interest in any body which is a party (an “Interested Director”), other than:

(a)	an arrangement by way of security for money loaned to, or obligations undertaken by the director for the benefit of the Company or an affiliate of the Company;

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(b)	a contract that relates primarily to his remuneration as a director, officer, employee or agent of the Company or affiliate of the Company;

(c)	a contract for indemnity or insurance under sections 97 and 101 of the Act;

(d)	a contract with an affiliate of the Company;

the approval, confirmation or ratification of the directors must be approved by special resolution of the shareholders, to whom notice of the nature and extent of the director’s interests in the contract must be declared and disclosed in reasonable detail, in accordance with the Act.

8.1.3 Except for a contract, act or transaction referred to in section 8.1.1 of the by-laws, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company’s articles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

8.2. In accordance with the Act, but subject to any additional requirements imposed by the Act or other applicable law and notwithstanding any contrary provision in the Shareholders Agreement, a special resolution of the shareholders of the Company shall be required to cause or permit the Company to do any of the following actions:

(a)	to amend the Articles;

(b)	to amalgamate the Company;

(c)	enter into any merger or consolidation or any other manner of reorganisation; and

(d)	to sell, lease or exchange all or substantially all of the assets of the Company, (other than in the ordinary course of business of the Company).

9.	LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

9.1.	No director or officer of the Company shall be liable to the Company for:

(a)	the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b)	any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

(c)	the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

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(d)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

(e)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company; or

(f)	any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2. Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or Regulations or relieve him from liability for a breach thereof.

9.2.1 The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name of or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

9.2.2 If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

10.	INDENINITIES TO DIRECTORS AND OFFICERS

10.1. Subject to section 97 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgement in its favour, the Company shall indemnify a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor; and the personal representatives of each; against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, provided that:

(a)	he acted honestly and in good faith with a view to the best interests of the Company; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

10.2. With the approval of the court, in respect of an action by or on behalf of the Company to obtain a judgement in its favour, the Company shall indemnify a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor; and the personal

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representatives of each; to which such person is made a party by reason of being or having been a director of the Company or body corporate, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any action or proceeding, provided that:

(a)	he acted honestly and in good faith with a view to the best interests of the Company; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

10.3. The Company shall indemnify a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor; and the personal representatives of each; to which such person is made a party by reason of being or having been a director of the Company or body corporate, against all costs, charges and expenses, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, provided that:

(a)	he was substantially successful on the merits in his defence of the action or proceeding;

(b)	he acted honestly and in good faith with a view to the best interests of the Company; and

(c)	he is fairly and reasonably entitled to an indemnity.

10.4. The Company may insure or obtain third-party insurance for the benefit of a director or officer of the Company; a former director or officer of the Company; a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor; and the personal representatives of each; against any liability incurred by him in his capacity of a director or officer of the Company for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

11.	OFFICERS

11.1. APPOINTMENT: The directors shall as often as may be required appoint a Secretary and, if deemed advisable, may as often as may be required designate any other offices and appoint officers of the Company, who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors. Two or more offices may be held by the same person.

11.2. REMUNERATION: The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

11.3. POWERS AND DUTIES: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

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11.4. DELEGATION: In case of the absence or inability to act of any officer of the Company, or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

11.5. SECRETARY: The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and of the records (other than accounting records) referred to in section 170 of the Act.

11.6. ASSISTANT SECRETARY: If appointed, an Assistant Secretary or, if more than one, the Assistant Secretaries, shall respectively perform all the duties of the Secretary, in the absence or inability or refusal to act of the Secretary.

11.7. VACANCIES: If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

12.	SHAREHOLDERS’ MEETINGS

12.1. ANNUAL MEETING: Subject to the provisions of section 105 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Barbados or, if all the shareholders entitled to vote at such meeting so agree, outside Barbados, except in Canada.

12.1.1 For the purposes of by-law 12.1, a shareholder entitled to vote at the annual meeting shall be deemed to agree to the convening of the annual meeting of the Company outside of Barbados, at the place specified in the notice of such annual meeting, unless such shareholder delivers prior to or at the annual meeting its dissent to such meeting, or pursuant to the Act, attends the meeting for the express purpose of objecting to the transaction of business at that annual meeting on the grounds that such meeting is not lawfully held.

12.2. SPECIAL MEETINGS: Special meetings of the shareholders may be convened at any date and time and at any place within Barbados or, if all the shareholders entitled to vote at such meeting so agree, outside Barbados, except in Canada.

12.2.1 For the purposes of by-law 12.2, a shareholder entitled to vote at any special meeting shall be deemed to agree to the convening of the special meeting of the Company outside of Barbados, at the place specified in the notice of such special meeting, unless such shareholder delivers prior to or at the annual meeting its dissent to such meeting, or pursuant to the Act, attends the meeting for the express purpose of objecting to the transaction of business at that special meeting on the grounds that such meeting is not lawfully held.

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12.3. REQUISITIONED MEETINGS: The directors shall, on the requisition of the holders of not less than five percent of the issued shares of the Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:

(a)	the requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists;

(b)	if the directors do not, within twenty-one (21) days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convened shall not be held after three (3) months from the date of such deposit;

(c)	unless section 129 (3) of the Act applies, the directors shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen (14) days from the deposit of the requisition;

(d)	any meeting convened under this by-law by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and Divisions E and F of Part 1 of the Act; and

(e)	a requisition by joint holders of shares must be signed by all such holders.

12.4. NOTICE: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in by-law 18.1 hereof, not less than twenty-one (21) days or more than fifty (50) days (in each case exclusive of the day for which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgement thereon, and (b) the text of any special resolution to be submitted to the meeting.

12.5. WAIVER OF NOTICE: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.6. OMISSION OF NOTICE: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

12.7. VOTES: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a poll.

12.7.1 At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a poll at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder shall, subject to the articles, have one vote for every share held by the shareholder.

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12.7.2 At any meeting unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12.7.3 When the Chairman, the President and the Vice-President are absent, the persons who are present and entitled to vote shall choose another director as chairman of the meeting; but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be chairman.

12.7.4 A poll, either before or after vote by a show of hands may, be demanded by any person entitled to vote at the meeting. If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a poll is demanded on any other question or as to the election of directors, the vote shall be taken by poll in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

12.7.5 If two (2) or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares; but if two (2) or more of those persons who are present, in person or by proxy vote, they must vote as one on the shares jointly held by them.

12.8. CORPORATE REPRESENTATIVE: A body corporate or association which is a shareholder of the Company, may be represented at any annual or special general meeting of the Company, by an individual who in his capacity as a director or officer of that body corporate or association is authorised under its governing instruments to represent that body corporate or association or by an individual authorised by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

12.9. PROXIES: Votes at meetings of shareholders may be given either personally (in the case of a body corporate or association by an individual described in by-law 12.8) or by proxy.

12.9.1 A proxy shall be executed by the shareholder or his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

12.9.2 A person appointed by proxy need not be a shareholder.

12.9.3 Subject to the provisions of Part V of the Regulations, a proxy may be in the following form:

The undersigned shareholder of BRP (BARBADOS) INC. hereby appoints of or failing him of as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the meeting of the shareholders of the said Company to be held on [                ] and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof

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DATED this                          day of                              20     .

                                                                     Signature of Shareholder

12.10. ADJOURNMENT: The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

12.11. QUORUM: Subject to the Act, and except in the case of a Company having only one shareholder a quorum for the transaction of business at any meeting of the shareholders shall be two persons present in person, each being either a shareholder entitled to vote thereat, or a duly appointed proxy holder or representative of a shareholder so entitled. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within thirty (30) minutes of the time fixed for a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

12.12. RESOLUTION IN LIEU OF MEETING: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 128 of the Act, as valid as if it had been passed at a meeting of the shareholders.

13.	SHARES

13.1. ALLOTMENT AND ISSUANCE: Subject to the Act, the Articles and the Shareholders Agreement, shares in the capital of the Company may be allotted and issued by resolution of the directors at such time and on such terms and conditions and to such persons or class of persons as the directors determine.

13.2. CERTIFICATES: Share certificates and the form of share transfer shall (subject to section 181 of the Act) be in such form as the directors may by resolution approve, and such certificates shall be signed by any two officers or directors of the Company.

13.2.1 The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share certificate or other such certificate in lieu thereof consequent upon the change of name of the registered shareholder pursuant to an amendment to the corporate instruments of the registered shareholder to effect a change of name; an amalgamation between the registered shareholder and another legal entity; a transfer of shares by operation of law; or any other change in the corporate instruments of the registered shareholder.

13.2.2 The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

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14. TRANSFER OF SHARES AND DEBENTURES

14.1. TRANSFER: The shares or debentures of a company may be transferred by a written instrument of transfer signed by the transferor and naming the transferee.

14.2. REGISTERS: Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Barbados as may from time to time be designated by resolution of the directors.

14.3. SURRENDER OF CERTIFICATES: Subject to section 179 of the Act, no transfer of shares or debentures shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

14.4. SHAREHOLDER IN DEFAULT TO THE COMPANY: If so provided in the Articles or the Shareholders Agreement, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company, or for any default in its obligation owing to the Company under the Shareholders Agreement.

14.4.1 By way of enforcement of a lien under by-law 14.4, the directors may refuse to permit the registration of a transfer of such share, and may exercise any right to repurchase all of the shares of any defaulting shareholder. Until completion of such repurchase in accordance with the Shareholders’ Agreement (and notwithstanding that any amounts due in respect of such repurchase remain due and outstanding) the Company shall have the right to exercise all rights in respect of the shares, (including without limitation the right to vote at any annual or special general meeting of the Company and to receive all dividends and distributions in respect thereof), and the defaulting shareholder shall have only the rights accorded under the Shareholders Agreement.

15.	DIVIDENDS

15.1. The directors may from time to time by resolution declare and the Company may pay dividends out of realised profits of the Company, on the issued and outstanding shares in the capital of the Company subject to the Articles and provided that there are not reasonable ground for believing that:

(a)	the Company is unable (or would after the payment) be unable to pay its liabilities as they become due; and

(b)	the realisable value of the Company’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

5.1.1 In the event that several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

16.	VOTING IN OTHER COMPANIES

16.1. All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the

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directors of the Company shall from time to time determine. The officers of the Company may for and on behalf of the Company from time to time:

(a)	execute and deliver proxies; and

(b)	arrange for the issuance of voting certificates or other evidence of the right to vote;

in such names as they may determine without the necessity of a resolution or other action by the directors.

17.	INFORMATION AVAILABLE TO SHAREHOLDERS

17.1. Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which in the opinion of the directors it would be in-expedient in the interests of the Company to communicate to the public.

17.2. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

18.	NOTICES

18.1. METHOD OF GIVING NOTICE: Any notice or other document required by the Act, the Regulations, the Articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered by hand or sent by air courier, registered mail, facsimile, telecopier electronic mail or other instantaneous electronic means to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under section 66 or 74 of the Act, and to the auditor at his business address.

18.2. WAIVER OF NOTICE: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

18.3. UNDELIVERED NOTICES: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this by-law and the notice or document is returned on three (3) consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

18.4. SHARES AND DEBENTURES JOINTLY REGISTERED: All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

18.5. PERSONS ENTITLED BY OPERATION OF LAW: Subject to section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is

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bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company is duly given to the person from whom he derives his title to such share.

18.6. DECEASED SHAREHOLDERS: Subject to section 184 of the Act, any notice or other document delivered or sent by air courier, registered mail, facsimile, telecopier electronic mail or other instantaneous electronic means or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

18.7. SIGNATURE OF NOTICES: The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

18.8. COMPUTATION OF TIME: Where a notice extending over a number of days or other period is required under any provisions of the Articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

18.9. PROOF OF SERVICE: Where a notice required under by-law 18.1 hereof is delivered to the person to whom it is addressed in the manner prescribed in by-law 18.1 hereof, notice shall be deemed to be received:

(a)	if delivered by hand, at the time of delivery;

(b)	if delivered by registered mail, on the fifth day after such notice is mailed, provided that if such day of deemed receipt is not a business day (in the jurisdiction of the recipient), then notice shall be deemed received at the commencement of business on the business day immediately following the day of deemed receipt; and

(c)	if delivered by facsimile, telecopier, electronic mail or other instantaneous electronic means, at the time of transmission so stated (if any), provided that in the absence of a statement of transmission or if such time of deemed receipt is not a business day (in the jurisdiction of the recipient), or within the hours during which business is normally conducted by the recipient then notice shall be deemed received at the commencement of business on the business day immediately following the day of transmission.

18.9.1 A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

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19.	BANKING AUTHORISATIONS

19.1. DEPOSIT OF FUNDS: All funds of the Company shall be deposited in the name of the Company with such bank, bankers or trust company or other duly licensed financial institution or intermediary as may be designated from time to time by the Board of Directors.

19.2. AUTHORISED WITHDRAWALS: Withdrawals from the accounts of the Company, and all banking authorisations may be made by commercially recognised means, including telephone instruction, electronic funds transfer, manual signature and facsimile signature signed and/or countersigned by such persons and in the manner, as may be authorised by the Board of Directors to sign and/or countersign the same, provided that no person shall be authorised to sign and countersign the same authorisation.

19.3. PAYMENTS: All cheques or drafts shall be made payable to the order of the person entitled to receive the money, except that cheques for cash for office expenses may be drawn to the order of any officer, or other person as may be authorised by the Board of Directors.

20.	EXECUTION OF INSTRUMENTS

20.1. In the absence of any resolution of the directors of the Company, contracts, documents or instruments in writing requiring the signature of the Company, including (subject to section 134 of the Act), all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities, may be signed by:

(a)	the President or the Vice-President; or

(b)	the Secretary or the Assistant Secretary; or

(c)	any two directors or officers of the Company.

All contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorisation or formality.

20.2. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

20.3.1 The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid by any director, officer or other person specified in bylaw 20.1 hereof, or by any director, officer or other person appointed by resolution under by-law 20.2 hereof.

20.3.2 An official seal which the Company may have, as it is authorised to do by by-law 3.2 hereof, may be affixed to any document to which the Company is part in the country, district or place where such official seal can be used by a person appointed for that purpose by the Company by an instrument in writing under the common seal and a person who affixes an official seal of the Company to a document shall do so in accordance with section 25(6) of the Act.

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21.	SIGNATURES

21.1. The signature of any director or officer of the Company or any other person on behalf of the Company (whether under the authority of by-law 20.1 or appointed by resolution of the directors pursuant to by-law 20.2) may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, documents or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company.

21.2. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

22.	FINANCIAL YEAR

22.1. The directors may from time to time by resolution establish the financial year of the company.

23.	CONSTRUCTION OF BY-LAWS

23.1. These by-laws shall be the complete rules and regulations for the purpose of regulating the business of the Company in accordance with the provisions of the Act, the Regulations and the Shareholders Agreement.

23.2.1 These by-laws are subject to the Act, the Articles and the Shareholders Agreement, and are to be read and construed to the fullest extent possible in a manner consistent with the Act, the Articles and the Shareholders Agreement; and to give effect to all duties, rights and obligations prescribed in the Act, the Articles and the Shareholders Agreement.

23.2.2 Notwithstanding the foregoing, in the event that any provision herein is inconsistent with, conflicts with or is at variance with the Act, the Articles or the Shareholders Agreement, this document shall be deemed to be amended (and shall be amended at the earliest opportunity by special resolution of the shareholders), to the extent necessary to ensure conformity between these by-laws and that inconsistent provision of the Act, the Articles and the Shareholders Agreement.

24.	AMENDMENT OF BYLAWS

24.1. This By-Law may be amended, varied, modified repealed or replaced only by special resolution of the shareholders.

24.2. Subject to by-law 24.1, this By-Law may be restated, and further by-laws may be enacted by resolution of the Board of Directors; provided that such restatement, or the terms of such further bylaws (the “Permitted Amendment”) is submitted to the shareholders of the Company for ratification and approval by ordinary resolution at the next annual or special meeting of the Company.

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24.2.1 Notwithstanding any omission or failure to give notice to the shareholders in accordance with the provisions of by-law 12.4 hereof, the shareholders entitled to vote at any annual or special meeting at which the Permitted Amendment must be considered in accordance with by-law 24.2 hereof, shall be deemed to have received notice that such meeting has been called to consider (in addition to any other matters), the Permitted Amendment and its ratification and approval (a) in sufficient detail to permit the shareholders to form a reasoned judgement thereon, and (b) with the text of an approval and ratification resolution.

24.3. Where the Permitted Amendment is confirmed or further amended by the shareholders pursuant to by-law 24.2 hereof, the Permitted Amendment (in the form in which it was confirmed or amended), shall be effective from the date of the resolution of the directors approving and enacting the Permitted Amendment. In the event that the Permitted Amendment is rejected by the shareholders, pursuant to by-law 24.2 hereof, the Permitted Amendment shall be effective from the date of the resolution of the directors approving and enacting the Permitted Amendment until the date rejected by the shareholders.

24.4.1 The shareholders may defer consideration of the Permitted Amendment to an adjourned or later annual or special general meeting of the Company, and in any such event, the Permitted Amendment in the form approved by the directors, shall continue in effect until the date of such adjourned or later annual or special general meeting of the Company to which consideration of the Permitted Amendment has been deferred, and the provisions of by-law 24.3 hereof apply to any resolution of the shareholders adopted at any such adjourned or later annual or special general meeting of the Company.

24.4.2 Except where the shareholders expressly reject a resolution calling for the approval and ratification of the Permitted Amendment, or expressly declare the non-applicability of by-law 24.4.1 hereof, any failure to adopt a resolution approving and ratifying a Permitted Amendment (with or without any modification or further amendment), shall be deemed as a resolution to defer consideration of the Permitted Amendment to an adjourned or later annual or special general meeting of the Company pursuant to by-law 24.4.1.

ENACTED this 27th x day of November, 2003.

Corporate

Seal

President	Secretary